UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2022

Osiris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40402	85-3636928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 5th Avenue, 6th Floor New York, NY 10003	10003
(Address of principal executive offices)	(Zip Code)

(646) 993-4635
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	OSI.U	New York Stock Exchange
Class A common stock	OSI	New York Stock Exchange
Warrants included as part of the units	OSI WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2022, the board of directors (the “Board”) of Osiris Acquisition Corp. (the “Company”) approved an increase in the size of the Board from seven directors to eight directors, and appointed Asad Hussaini to the Board, effective June 8, 2022. Mr. Hussaini will serve as a Class II director until the Company’s second annual meeting of stockholders and until his successor is duly elected and qualified (or his earlier death, resignation or removal).

Since January 2022, Mr. Hussaini has served on the Global Advisory Council for the Wilson Center. He also serves as the Head of Special Products for Peninsula Real Estate where he oversees relationships primarily with acquisition targets, financial institutions and potential investors, since August 2019. Additionally, he has been a Partner at Zafcomm LLC, a commodities trading firm based in the UAE and focuses on trading small cap commodities, since January 2016. He currently serves as an Advisory Board Member for Coast Capital Management and as a Board Member for Quality Standard Construction. Mr. Hussaini received his B.A. from American University in 2014and his graduate degree from Georgetown University in 2016.Mr. Hussaini’s executive experience and background in real estate, investments in public equities, venture capital, commodities & hedge funds will make him a valuable addition to the Company's board of directors.

The Board has affirmatively determined that Mr. Hussaini meets the applicable standards for an independent director under the listing rules of the New York Stock Exchange.

In connection with his appointment, Mr. Hussaini entered into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

Other than the foregoing, Mr. Hussaini is not party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated June 8, 2022, by and between the Company and Asad Hussaini.
10.2	Indemnification Agreement, dated June 8, 2022, by and between the Company and Asad Hussaini.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS ACQUISITION CORP.

Date: June 8, 2022

	By:	/s/ Anthony Martucci
Name: Anthony Martucci
Title: Chief Financial Officer